EXHIBIT 23.3 - Consent of Technology Consultant

On letterhead of: Harold, L. Russell, PhD, Neuromedics Technology, Inc.


July 30, 2012

Dr. Chris M Hymel
Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas  77583


I hereby consent to the use in this Registration Statement of my opinion letter dated April 4, 2012 discussing Signal Advance technology to which Registrant refers in such Registration Statement.

I also consent to the reference to us under the heading "Experts" in such Registration statement.


/s/ Harold L. Russell PhD

Harold L. Russell PhD